Exhibit 99.23 (d) (iii)

OLD WESTBURY FUNDS, INC.

BESSEMER INVESTMENT MANAGEMENT LLC

SUB-ADVISORY AGREEMENT
Global Small Cap Fund

          This SUB-ADVISORY AGREEMENT executed as of October 1, 2008 by and among OLD WESTBURY FUNDS, INC. (hereinafter called “the Fund”), BESSEMER INVESTMENT MANAGEMENT LLC (hereinafter called “the Adviser”), and CHAMPLAIN INVESTMENT PARTNERS, LLC (hereinafter called “the Sub-Adviser”),

W I T N E S S E T H :

          WHEREAS, the Adviser is the investment adviser to the Old Westbury Global Small Cap Fund (hereinafter called “the Portfolio” of the Fund, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

          WHEREAS, the Adviser and the Sub-Adviser are each registered under the Investment Advisers Act of 1940 (the “Investment Advisers Act”) as investment advisers; and

          WHEREAS, the Fund and the Adviser desire to retain the Sub-Adviser to provide portfolio selection and related research and statistical services in connection with the investment advisory services, which the Adviser provides to the Portfolio, for the Portfolio or a designated portion of the assets of the Portfolio (a “Segment”), and the Sub-Adviser desires to furnish such services; and

          WHEREAS, the Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Adviser with copies properly certified or authenticated of any amendment or supplement thereto:

(a)	Investment Advisory Agreement (the “Advisory Agreement”) with the Fund;

(b)	The Fund’s registration statement as filed with the Securities and Exchange Commission;

(c)	The Fund’s Articles of Incorporation and By-laws;

(d)	The resolutions of the Board of Directors of the Fund approving the engagement of the Sub-Adviser as sub-adviser for the Portfolio and approving the form of this Agreement;

(e)	The Fund’s Prospectus and Statement of Additional Information;

(f)	A list of affiliated persons and affiliated brokers and underwriters of the Fund for compliance with applicable provisions of the 1940 Act; and

(g)	Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services to be provided by the Sub-Adviser.

          NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1.	Appointment of Sub-Adviser.

Subject to the direction and control of the Board of Directors of the Fund and the Adviser, the Sub-Adviser shall provide the services described in Section 2 below for investment and reinvestment of the securities and other assets of the Portfolio or Segment for the period and on the terms hereinafter set forth. The Sub-Adviser agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized herein, have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

2.	Obligations of and Services to be Provided by the Sub-Adviser.

The Sub-Adviser will:

(a)	Provide investment advisory services for the Portfolio or Segment, including but not limited to research, advice and supervision for the Portfolio or Segment.

(b)

Implement the investment program by placing orders for the purchase and sale of securities and other assets without prior consultation with the Adviser and without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund’s registration statement, Articles of Incorporation and Bylaws and the requirements of the 1940 Act, as each of the same shall be from time to time in effect; provided however, that copies of all such documents shall have been provided to Sub-Adviser prior to their effectiveness marked to show the proposed changes.

(c)

Maintain, as applicable to the Sub-Adviser’s investment advisory services obligations, compliance with the 1940 Act and the regulations adopted by the Securities and Exchange Commission thereunder and the Portfolio or Segment investment strategies and restrictions as stated in the Fund’s prospectus and statement of additional information subject to receipt of such additional information as may be required from the Adviser and provided in accordance with Section 14(d) of this Agreement.

(d)

Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably request in order to enable it to determine that the investment policies, procedures and approved investment program of the Portfolio or Segment are being observed. The Sub-Adviser will also keep the Adviser, and, as appropriate, the Board of Directors, informed of important developments affecting the Fund, the Portfolio and the Sub-Adviser, and on its own initiative will furnish the Adviser and the Board of Directors from time-to-time with such information as the Sub-Adviser may believe appropriate, whether concerning the individual companies whose securities are held by the Portfolio or the industries in which they engage.

(e)

Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of the Portfolio or Segment undertaken by it.

(f)

Open accounts with broker-dealers and futures commission merchants (“broker-dealers”), select broker-dealers to effect all transactions for the Portfolio or Segment, place all necessary orders with broker-dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law and the investment objectives of the Portfolio, purchase or sell orders for the Portfolio or Segment may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to other clients. The Sub-Adviser will seek to obtain best execution of transactions for the Portfolio or Segment at prices which are advantageous to the Portfolio or Segment and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Adviser. To the extent consistent with applicable law, the Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to the Portfolio or Segment as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Adviser in managing the Portfolio or Segment. In the event that the Adviser or the

Fund shall direct the selection of broker-dealers for the execution of security transactions for all or a portion of the Portfolio or any Segment managed by the Sub-Adviser, the Adviser and/or the Fund shall instruct the Sub-Adviser in writing with the name(s) of such designated broker(s) (a “directed broker”), which instruction shall not be deemed effective until countersigned by the Sub-Adviser, and the Adviser and/or the Fund specifically agree that the Sub-Adviser shall not be responsible to seek best execution for portfolio transactions placed with such directed broker.

(g)

Upon reasonable request, provide assistance and recommendations for the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund’s Board of Directors.

(h)

Maintain all accounts, books and records with respect to the Portfolio or Segment as are required pursuant to the 1940 Act and Investment Advisers Act, and the rules thereunder, and furnish the Fund and the Adviser with such periodic and special reports as the Fund or Adviser may reasonably request. In compliance with the requirements of Rule 31 a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for the Portfolio or Segment are the property of the Fund, agrees to preserve for the periods set forth in Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio or Segment and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Portfolio or Segment upon request by the Fund or the Adviser. The Sub-Adviser has no responsibility for the maintenance of Fund records except insofar as is directly related to the services the Sub-Adviser provides to the Portfolio or Segment.

(i)

Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Adviser’s Code of Ethics adopted pursuant to such Rule 17j-1 and Rule 204A-1 under the Investment Advisers Act as the same may be amended from time to time. The Adviser acknowledges receipt of a copy of Sub-Adviser’s current Code of Ethics. Sub-Adviser shall promptly forward to the Adviser a copy of any material amendment to the Sub-Adviser’s Code of Ethics along with certification that the Sub-Adviser has implemented procedures for administering the Sub-Adviser’s Code of Ethics.

(j)

From time to time as the Adviser or the Fund may reasonably request, furnish the requesting party reports on portfolio transactions and reports on investments held by the Portfolio or Segment, all in such detail as the Adviser or the Fund may reasonably request. The Sub-Adviser will make available its officers and employees to meet with the Adviser’s Board of Directors at the Adviser’s principal place of business on reasonable notice to review the investments of the Portfolio or Segment.

(k)	Upon request by the Adviser, provide such information as may be required for the Fund or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Investment Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder.

(l)

Provide a copy of the Sub-Adviser’s Form ADV and any material amendments thereto contemporaneously with the filing of such documents with the Securities and Exchange Commission or other regulatory agency.

(m)

The Adviser and the Fund agree and understand that the Sub-Adviser is not responsible to act for the Portfolio in any legal proceedings, including bankruptcies or class actions, involving securities held or previously held by the Portfolio or Segment or the issuers of such securities; provided that the Sub-Adviser shall advise and consult with the Adviser with respect to any such proceedings of which the Sub-Adviser becomes aware. The Adviser and the Fund agree and understand that the Sub-Adviser is not responsible to vote or give any advice about how to vote proxies for securities held by the Portfolio or Segment.

(n)	In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times comply with:

		(i)	all applicable provisions of the 1940 Act and the Investment Advisers Act, and all rules and regulations adopted thereunder;

		(ii)	the provisions of the registration statement of the Fund, as it may be amended from time-to-time, under the 1940 Act;

		(iii)	the provisions of the Articles of Incorporation of the Fund, as they may be amended from time-to-time;

		(iv)	the provisions of the By-laws of the Fund, as they may be amended from time-to-time, or resolutions of the Board of Directors as may be adopted from time-to-time;

		(v)	the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Fund or the Portfolio; and

		(vi)	any other applicable provisions of federal or state law.

(o)

As in the case with respect to the Adviser under the Investment Advisory Agreement, any investment activities undertaken by the Sub-Adviser relating to the Portfolio, shall at times be subject to the direction and control of the Fund’s Board of Directors, as well as the Adviser.

3.	Compensation.

As full compensation for all services rendered and obligations assumed by the Sub-Adviser hereunder with respect to the Portfolio or Segment, the Adviser shall pay the compensation specified in Appendix A to this Agreement. The Sub-Adviser acknowledges and agrees that the Adviser shall be solely responsible for the fees of the Sub-Adviser for its services hereunder, and the Sub-Adviser shall have no claim against the Fund or the Portfolio with respect to its compensation under this Agreement.

4.	Liability of Sub-Adviser.

(a)

Neither the Sub-Adviser nor any of its directors, officers, employees, agents or affiliates shall be liable to the Adviser, the Portfolio or its shareholders for any loss suffered by the Adviser or the Portfolio resulting from any error of judgment or mistake of law made in the good faith exercise of the Sub-Adviser’s investment discretion in connection with selecting investments for the Portfolio or Segment or as a result of the failure by the Adviser or any of its affiliates to comply with the terms of this Agreement except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Adviser or any of its directors, officers, employees, agents, or affiliates. Notwithstanding the foregoing, Sub-Adviser shall not be liable for actions taken or non-actions with respect to the performance of services under this Agreement based upon information, instructions or requests given or made to Sub-Adviser by the Adviser or information provided by any of the Portfolio’s custodian, administrator or fund accountant. The Adviser shall be responsible at all times for supervising Sub-Adviser, and this Agreement does not in any way limit the duties and responsibilities that the Adviser has agreed to under the Advisory Agreement and applicable laws.

(b)

In no event will the Sub-Adviser have any responsibility for any other portfolio of the Fund, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of the Adviser or any other sub-adviser to the Fund or Portfolio. In particular, in the event the Sub-Adviser shall manage only a Segment, the Sub-Adviser shall have no responsibility for the Portfolio’s being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolio’s failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment managed by the Sub-Adviser are such that the Segment would not be in such violation or fail to so qualify if the Segment were deemed a separate series of the Fund or a separate “regulated investment company” under the Code. Nothing in this Section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

5.	Indemnification by the Sub-Adviser.

The Adviser shall not be responsible for, and the Sub-Adviser shall indemnify and hold the Fund, the Adviser and the Portfolio harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, reasonable expenses and liability arising out of or attributable to the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties of the Sub-Adviser hereunder or any of its officers, directors, employees or agents; provided, however, that in no case is the Sub-Adviser’s indemnity in favor of the Adviser, the Fund or the Portfolio deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

6.	Indemnification by the Fund and the Adviser.

In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties hereunder on the part of the Sub-Adviser or its affiliates or any of their respective officers, directors, employees or agents (“Sub-Adviser Indemnitees”), the Fund and the Adviser, severally and not jointly, hereby agree to indemnify and hold harmless the Sub-Adviser Indemnitees against all losses, damages, costs, charges, reasonable counsel fees, payments, reasonable expenses and liability arising out of the services provided by the Sub-Adviser hereunder. Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing herein shall constitute a waiver or limitation of any rights which the Fund or the Adviser may have and which may not be waived under any applicable federal and state securities laws; provided, however, that in no case is the Fund’s or the Adviser’s indemnity in favor of the Sub-Adviser Indemnitees deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

7.	Supplemental Arrangements.

The Sub-Adviser may enter into arrangements with other persons affiliated with the Sub-Adviser or with unaffiliated third parties to better enable the Sub-Adviser to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub-Adviser, the cost of such arrangements to be borne solely by the Sub-Advisor, subject where required by applicable law, to approval of the Board of Directors of the Fund.

8.	Regulation.

The Sub-Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material that any such body may request or require pursuant to applicable laws and regulations, subject to attorney-client and other similar privileges.

9.	Duration and Termination of This Agreement.

(a)

This Agreement shall become effective on the latest of (i) the date of its execution, (ii) the date of its approval by a majority of the Board of Directors of the Fund, including approval by the vote of a majority of the Board of Directors of the Fund who are not interested persons of the Adviser, the Sub-Adviser, or the Fund, cast in person at a meeting called for the purpose of voting on such approval or (iii) if required by the 1940 Act, the date of its approval by a majority of the outstanding voting securities of the Portfolio. It shall continue in effect for an initial term of two years and thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Portfolio and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Adviser, the Sub-Adviser or the Fund, cast in person at a meeting called for the purpose of voting on such approval.

(b)

If the shareholders of the Portfolio fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Adviser will continue to act as Sub-Adviser with respect to the Portfolio or Segment pending the required approval of the Agreement or its continuance or of any contract with the Sub-Adviser or a different manager or sub-adviser or other definitive action; provided, that the compensation received by the Sub-Adviser in respect to the Portfolio or Segment during such period is in compliance with Rule 15a-4 under the 1940 Act.

(c)

This Agreement may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Adviser, or the Adviser or by vote of a majority of the outstanding voting securities of the Portfolio on sixty days written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of “interested person,” “assignment” and “voting security”) shall be applied.

10.	Trade Settlement At Termination.

Termination will be without prejudice to the completion of any transaction already initiated. On, or after, the effective date of termination, the Sub-Adviser shall be entitled, without prior notice to the Adviser or the Portfolio, to direct the Custodian to retain and/or realize any assets of the Portfolio as may be required to settle transactions already initiated, and to pay any outstanding liabilities of the Sub-Adviser. Following the date of effective termination, any new transactions will only be executed by mutual agreement between the Adviser and the Sub-Adviser.

11.	Amendment of this Agreement.

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Board of Directors of the Fund who are not interested persons of the Adviser, the Sub-Adviser, or the Fund cast in person at a meeting called for the purpose of voting on such approval. Prior to the execution of any amendment, Adviser shall notify Sub-Adviser if any such approval is required.

12.	Services to Other Clients.

The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others. The Adviser understands, and has advised the Fund’s Board of Directors, that the Sub-Adviser now acts, and may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. The Adviser has no objection to the Sub-Adviser’s acting in such capacities, provided that whenever the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two or more investment companies or accounts managed by the Sub-Adviser, the available securities or investments will be allocated in a manner believed by the Sub-Adviser to be equitable to each of them, although not necessarily with respect to any particular transaction. It is recognized and acknowledged by the Adviser that in some cases this procedure may adversely affect the price paid or received by the Portfolio or the size of the position obtained for or disposed of by the Portfolio. In addition, the Adviser understands, and has advised the Fund’s Board of Directors, that the persons employed by the Sub-Adviser to assist in the Sub-Adviser’s duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

13.	Distribution

The Sub-Adviser understands that the Portfolio shall be marketed or otherwise sold primarily to clients and prospective clients of the Adviser and its affiliates and may also be made available to clients of certain financial institutions who have an investment advisory or consulting relationship with the Adviser or one of its affiliates. The Adviser understands and acknowledges that the manner in which the Portfolio will be marketed and sold is important to the Sub-Adviser and agrees to provide the Sub-Adviser with at least 60 days’ prior written notice in the event that the Portfolio will be marketed, sold or otherwise made available to individuals or institutions otherwise than as described above.

14.	Disclosure.

(a)

None of the Adviser, the Portfolio or the Sub-Adviser shall disclose information of a confidential nature acquired in connection with this Agreement, except for information that they may be entitled or bound to disclose by law or regulation or that is requested by a court or regulatory body or which is disclosed to their advisers where reasonably necessary for the performance of their professional services or, in the case of the Sub-Adviser, to persons retained as permitted in accordance with Section 7 above to the extent reasonably necessary for the performance of the Sub-Advisor’s services hereunder and provided such persons are bound by confidentiality obligations at least as stringent as the foregoing. The Sub-Adviser shall also comply with the Fund’s policies with respect to disclosure of portfolio holdings, provided such policies are provided to the Sub-Adviser in writing.

(b)

Notwithstanding the provisions of 13(a) above, to the extent that any market counterparty with whom the Sub-Adviser deals requires information relating to the Portfolio or Segment (including, but not limited to, the identity of the Adviser or the Portfolio and market value of the Portfolio or Segment), the

Sub-Adviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Portfolio or Segment in accordance with the terms of this Agreement.

15.	General Provisions.

(a)

Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(b)

Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Adviser for this purpose shall be Bessemer Investment Management LLC, 630 Fifth Avenue, New York, New York 10111, Attention: General Counsel, and the address of the Sub-Adviser shall be, Champlain Investment Partners, LLC, 346 Shelburne Road, Burlington, Vermont 05401, Attention: Chief Operating Officer.

	(c)	The Sub-Adviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

(i)           the Sub-Adviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement.

(ii)           the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Portfolio.

(d)

The Adviser shall provide (or cause the Portfolio’s custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition of the assets of the Portfolio or Segment, cash requirements and cash available for investment in the Portfolio Segment, and all other reasonable information as may be necessary for the Sub-Adviser to perform its duties and responsibilities hereunder.

(e)	This Agreement contains the entire understanding and agreement of the parties.

(f)

The Sub-Adviser acknowledges that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Fund or the Portfolio received from the Adviser is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of Regulation S-P, and agrees that such information: (i) shall not be disclosed to any third party for any purpose without the written consent of the Adviser and/or the Fund unless permitted by exceptions set forth in Sections 248.14 or 248.15 of Regulation S-P; and (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of Regulation S-P, provided such policies are provided to the Sub-Adviser in writing.

(g)

The Fund and the Adviser understand and agree that the Sub-Adviser, as part of its duties hereunder, is not responsible for determining whether or not the Portfolio is suitable and an appropriate investment for the clients who invest in such.

(h)

During the term of this Agreement, the Fund and the Adviser agree to furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to stockholders, sales literature or other material prepared for distribution to sales personnel, shareholders of the Portfolio or the public, which refer to the Sub-Adviser or its clients in any way and to consult with the Sub-Adviser regarding such materials to the extent of any references to the Sub-Adviser. Sales literature may be furnished to the Sub-Adviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery, Attention: Chief Operating Officer.

(i)

During the term of this Agreement, the Sub-Adviser agrees that all marketing, advertising or promotional material or other client information that makes reference to the Fund, the Portfolio, the Adviser or the services being provided pursuant to this Agreement shall be expressly subject to the prior review and approval by the Adviser. Without limiting the generality of the foregoing, no reference to Old Westbury Funds or the Adviser shall be included in any such marketing, advertising or promotional material or other client information or communication without the Adviser’s express prior written consent.

16.	Release.

The names “Old Westbury Funds, Inc.” and “Directors of Old Westbury Funds, Inc.” refer respectively to the Fund created by the Articles of Incorporation and the Directors, as directors but not individually or personally. The obligations of “Old Westbury Funds, Inc.” entered into in the name or on behalf thereof by any of the Directors, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Directors, shareholders, or representatives of the Fund personally, but bind only assets of the Portfolio, and all persons dealing with the Portfolio of the Fund must look solely to the assets of such Portfolio for the enforcement of any claims.

17.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original and such counterparts together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

OLD WESTBURY FUNDS, INC.

By:	/s/ Peter Artemiou

Name:
Title:

BESSEMER INVESTMENT MANAGEMENT LLC

By:	/s/ Marc D. Stern

Name:
Title:

CHAMPLAIN INVESTMENT PARTNERS, LLC

By:	/s/ Judith W. O’Connell

Name: Judith W. O’Connell
Title: Managing Partner

APPENDIX A

FEE SCHEDULE

The Adviser will pay the Sub-Adviser, as full compensation for all services provided under this Agreement, an annual fee computed at the following annual rates of the Portfolio’s or Segment’s average daily net assets:

The Sub-Adviser’s fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly in arrears to the Sub-Adviser. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate set forth in the schedule above and multiplying this product by the net assets of the Portfolio or Segment, as determined in accordance with the Portfolios’ Prospectus and Statement of Additional Information as of the close of business on the previous business day on which the Portfolio was open for business.

If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.